                                                                      EXHIBIT 99

EXHIBIT     DESCRIPTION

EX-99.a     Articles of  Incorporation  of  American  Century  Asset  Allocation
Portfolios, Inc., dated June 4, 2004.

EX-99.b     Bylaws of American Century Asset Allocation Portfolios,  Inc.

EX-99.d     Management  Agreement  between  American  Century  Asset  Allocation
Portfolios,  Inc. and American Century Investment Management,  Inc. (to be filed by amendment)

EX-99.e     Distribution Agreement between American Asset Allocation Portfolios,
Inc. and American Century Investment Services, Inc. (to be filed by amendment)

EX-99.g    Master  Agreement by and between  Commerce  Bank N.A. and  Twentieth
Century  Services,  Inc.(to be filed by amendment).

EX-99.h1    Transfer Agency Agreement  between American Century Asset Allocation
Portfolios,  Inc.  and  American  Century  Services  Corporation(to  be filed by amendment)

EX-99.h2 Credit Agreement with JPMorgan Chase Bank, as Administrative  Agent (to be filed by amendment).

EX-99.h3    Customer  Identification Program Reliance Agreement (to be filed by amendment).

EX-99.i     Opinion and Consent of Counsel (to be filed by amendment).

EX-99.j1    Consent of PricewaterhouseCoopers LLP (to be filed by amendment).

EX-99.j2    Power of Attorney, dated June 8, 2004.

EX-99.j3    Secretary's Certificate, dated June 9, 2004

EX-99.m1    Advisor Class Master  Distribution and Shareholder  Services Plan of
American Century Asset Allocation Portfolios, Inc. (to be filed by amendment).

EX-99.m2    R  Class  Master  Distribution  and  Shareholder  Services  Plan  of
American Century Asset Allocation Portfolios, Inc. (to be filed by amendment).

EX-99.n     Multiple Class Plan of American Century  Quantitative  Equity Funds,
Inc. (to be filed by amendment).

EX-99.p     American Century Investments Code of Ethics (to be filed by amendment).